Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-198212) on Form S-1 of Medley Management Inc. of our report dated June 20, 2014, relating to our audit of the balance sheet of Medley Management Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey LLP

New York, New York
September 11, 2014